Exhibit 99.1

Quarterly Earnings Review

October 19, 2011

Table of Contents

Third Quarter 2011 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Capital	10

Investment Securities Portfolio	11

Nonperforming Assets	12

Allowance for Credit Losses, Provision and Net Charge-offs	12

Review of Businesses	12

• Investment Management	13

• Investment Services	15

• Other	17

Supplemental Information – Explanation of Non-GAAP Financial Measures	18

Cautionary Statement	22

BNY Mellon 3Q11 Quarterly Earnings Review

THIRD QUARTER 2011 FINANCIAL HIGHLIGHTS

	Net income from continuing operations (a)			EPS from continuing operations (a) (b)
	(in millions)			3Q10	2Q11	3Q11	3Q11 vs.
	3Q10	2Q11	3Q11				3Q10	2Q11
Earnings:
Continuing operations – GAAP	$625	$735	$651	$0.51	$0.59	$0.53	4%	(10)%
Non-GAAP adjustments (a)	45	—	—	0.04	—	—

Subtotal Non-GAAP operating basis	670	735	651	0.55	0.59	0.53	(4)%	(10)%
Intangible amortization	70	68	67	0.06	0.05	0.05

Continuing operations – Non-GAAP	$740	$803	$718	$0.61	$0.64	$0.58	(5)%	(9)%

Net income applicable to common shareholders – GAAP	$622	$735	$651	$0.51	$0.59	$0.53	4%	(10)%

KEY POINTS (comparisons are unannualized 3Q11 vs. 3Q10 unless otherwise stated)

•	Earnings
-	Total revenue of $3.7 billion +8%.
-	Fee revenue +9%, due to:
-	Investment services fees +11% benefiting from seasonally higher Depositary Receipts revenue and net new business, partially offset by higher money market fee waivers.
-	Investment management fees +5% benefiting from net new business and higher average equity markets, partially offset by higher money market fee waivers.
-	Net interest revenue increased 8% driven primarily by growth in client deposits and the increase in the securities portfolio.
-	Non-U.S. revenue 39%, +300 bps. (c)
-	Noninterest expense +6% due to higher litigation expenses and legal costs, increased variable expenses in support of revenue growth and a $22 million charge recorded in 3Q11 as a result of a change in executive management.
-	Positive operating leverage of 200 basis points.
-	Effective tax rate of 29.7%.
•	AUC/A and AUM
-	AUC/A of $25.9 trillion, + 6%.
-	AUM of $1.2 trillion, + 5%.
-	Long-term inflows of $4 billion in 3Q11.
-	Short-term outflows of $15 billion in 3Q11.
•	Capital
-	Generated $718 million of Basel I Tier 1 common equity in 3Q11; Tier 1 common equity ratio 12.5%. (a)
-	Return on tangible common equity 22%. (a)
-	Estimated Basel III Tier 1 common equity ratio (Non-GAAP) was 6.6% unchanged from June 30, 2011.
-	Repurchased 20.4 million common shares in 3Q11, 31.3 million year-to-date.

(a)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share is determined based on the net income reported on the income statement less earnings allocated to participating securities of $5 million in the third quarter of 2010, $8 million in the second quarter of 2011 and $7 million in the third quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $- million in the third quarter of 2010, $- million in the second quarter of 2011 and $4 million in the third quarter of 2011.
(c)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.

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BNY Mellon 3Q11 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)						3Q11 vs.
	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Revenue:
Fee and other revenue – GAAP	$2,668	$2,972	$2,838	$3,056	$2,887
Less: Net securities gains (losses)	6	1	5	48	(2)

Total fee revenue – GAAP	2,662	2,971	2,833	3,008	2,889	9%	(4)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	49	45	66	42	19
Net interest revenue – GAAP	718	720	698	731	775	8	6
Total revenue excluding net securities gains (losses) – Non-GAAP	3,429	3,736	3,597	3,781	3,683	7	(3)
Total revenue – GAAP	3,423	3,751	3,646	3,850	3,694	8	(4)
Provision for credit losses	(22)	(22)	—	—	(22)
Expense:
Noninterest expense – GAAP	2,611	2,803	2,697	2,816	2,771	6	(2)
Less: Amortization of intangible assets	111	115	108	108	106
Restructuring charges	15	21	(6)	(7)	(5)
M&I expenses	56	43	17	25	17
Total noninterest expense – Non-GAAP	2,429	2,624	2,578	2,690	2,653	9	(1)
Income:
Income from continuing operations before income taxes	834	970	949	1,034	945
Provision for income taxes	220	265	279	277	281
Income from continuing operations	$614	$705	$670	$757	$664	8%	(12)%
Net (income) loss attributable to noncontrolling interests (a)	11	(15)	(45)	(22)	(13)

Net income from continuing operations	625	690	625	735	651
Net loss from discontinued operations	(3)	(11)	—	—	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$622	$679	$625	$735	$651

Key Metrics (b):
Pre-tax operating margin – GAAP (c)	24%	26%	26%	27%	26%
Non-GAAP adjusted (c)	30%	30%	28%	29%	29%

Return on common equity (annualized) – GAAP (c)	7.8%	8.5%	7.7%	8.8%	7.6%

Return on tangible common equity (annualized) Non-GAAP (c)	26.3%	27.5%	24.3%	26.3%	22.1%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	79%	78%	79%	78%

Percentage of non-U.S. total revenue (d)	36%	38%	37%	37%	39%

Period end:
Employees	47,700	48,000	48,400	48,900	49,600
Market capitalization	$32,413	$37,494	$37,090	$31,582	$22,543
Common shares outstanding	1,240,454	1,241,530	1,241,724	1,232,691	1,212,632
(a)	Includes a loss of $12 million in the third quarter of 2010, income of $14 million in the fourth quarter of 2010, income of $44 million in the first quarter of 2011, income of $21 million in the second quarter of 2011 and income of $13 million in the third quarter of 2011 of noncontrolling interests related to consolidated investment management funds, respectively.
(b)	Key metrics for all periods in 2010 are presented on a continuing operations basis.
(c)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

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BNY Mellon 3Q11 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						3Q11 vs.
	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Changes in market value of assets under management (in billions):
Beginning balance	$1,047	$1,141	$1,172	$1,229	$1,274
Net inflows (outflows):
Long-term	11	9	31	32	4
Money market	18	6	(5)	(1)	(15)
Total net inflows (outflows)	29	15	26	31	(11)
Net market/currency impact	65	16	31	14	(65)
Ending balance (b)	$1,141	$1,172	$1,229	$1,274	$1,198 (a)	5%	(6)%

Composition of assets under management at period end (b):
Equity	31%	32%	34%	34%	30%
Money market	29	29	27	26	27
Fixed income	30	29	30	31	35
Alternative investments and overlay	10	10	9	9	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,520	$6,668	$6,825	$6,884	$6,958	7%	1%
Average deposits (in millions)	$8,455	$9,140	$9,272	$8,996	$10,392	23%	16%
(a)	Preliminary.
(b)	Excludes securities lending cash management assets.

Investment Services metrics						3Q11 vs.
	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Market value of assets under custody and administration at period-end (in trillions)	$24.4	$25.0	$25.5	$26.3	$25.9	6%	(2)%

Market value of securities on loan at period-end (in billions) (a)	$279	$278	$278	$273	$250	(10)%	(8)%

Average loans (in millions)	$17,941	$19,053	$20,554	$22,891	$22,879	28%	—%
Average deposits (in millions)	$124,972	$137,964	$141,115	$154,771	$184,181	47%	19%

Asset servicing:
New business wins (in billions)	$480	$350	$496	$196	$96

Corporate Trust:
Total debt serviced (in trillions)	$12.0	$12.0	$11.9	$11.8	$11.9	(1)%	1%
Number of deals administered	135,613	138,067	133,416	133,262	134,843	(1)%	1%

Depositary Receipts:
Number of sponsored programs	1,346	1,359	1,367	1,386	1,384	3%	—%

Clearing services:
DARTS volume (in thousands)	161.4	185.5	207.2	196.5	207.7	29%	6%
Average active clearing accounts (in thousands)	4,929	4,967	5,289	5,486	5,503	12%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$243,573	$264,076	$287,682	$306,193	$287,573	18%	(6)%
Average margin loans (in millions)	$6,261	$6,281	$6,978	$7,506	$7,351	17%	(2)%

Broker-Dealer:
Average collateral management balances (in billions)	$1,632	$1,794	$1,806	$1,845	$1,872	15%	1%

Treasury services:
Global payments transaction volume (in thousands)	10,847	11,042	10,587	10,762	10,913	1%	1%
(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 3Q11 Quarterly Earnings Review

Market indices						3Q11 vs.
	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
S&P 500 Index (a)	1141	1258	1326	1321	1131	(1)%	(14)%
S&P 500 Index – daily average	1095	1204	1302	1318	1227	12	(7)
FTSE 100 Index (a)	5549	5900	5909	5946	5128	(8)	(14)
FTSE 100 Index-daily average	5312	5760	5945	5906	5470	3	(7)
Barclays Capital Aggregate BondSM Index (a)	329	323	328	341	346	5	1
MSCI EAFE® Index (a)	1561	1658	1703	1708	1373	(12)	(20)
NYSE and NASDAQ share volume (in billions)	233	219	225	213	250	7	17
(a)	Period end.

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BNY Mellon 3Q11 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						3Q11 vs.
(dollar amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Investment services fees:
Asset servicing (a)	$870	$914	$923	$980	$928	7%	(5)%
Issuer services	364	409	351	365	442	21	21
Clearing services	252	278	292	292	297	18	2
Treasury services	132	129	128	127	127	(4)	—
Total investment services fees	1,618	1,730	1,694	1,764	1,794	11	2
Investment management and performance fees	696	800	764	779	729	5	(6)
Foreign exchange and other trading revenue	146	258	198	222	194	33	(13)
Distribution and servicing	56	55	53	49	43	(23)	(12)
Financing-related fees	49	48	43	49	40	(18)	(18)
Investment and other income	97	80	81	145	89	(8)	(39)
Total fee revenue	2,662	2,971	2,833	3,008	2,889	9	(4)
Net securities gains (losses)	6	1	5	48	(2)	N/M	N/M
Total fee and other revenue	$2,668	$2,972	$2,838	$3,056	$2,887	8%	(6)%
Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	79%	78%	79%	78%
(a)	Asset servicing fees include securities lending revenue of $37 million in the third quarter of 2010, $38 million in the fourth quarter of 2010, $37 million in the first quarter of 2011, $62 million in the second quarter of 2011 and $41 million in the third quarter of 2011.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees were $928 million, an increase of 7% year-over-year and a decrease of 5% (unannualized) sequentially. The year-over-year increase was primarily driven by net new business. The sequential decrease reflects seasonally lower securities lending revenue and the impact of lower equity values, partially offset by net new business.

•

Issuer services fees were $442 million, an increase of 21% both year-over-year and (unannualized) sequentially. The year-over-year and sequential increases primarily resulted from seasonally higher Depositary Receipts revenue, which had traditionally been generated in the fourth quarter. Both increases also reflect net new business, partially offset by lower revenue in our Shareowner Services and Corporate Trust businesses.

•

Clearing services fees were $297 million, an increase of 18% year-over-year and 2% (unannualized) sequentially. The year-over-year increase reflects net new business, growth in mutual fund assets and positions and a 29% increase in daily average revenue trades (“DARTS”), partially offset by higher money market fee waivers. Sequentially, higher cash management fund balances and a 6% increase in DARTS was partially offset by higher money market fee waivers.

•

Investment management and performance fees were $729 million, an increase of 5% year-over-year and a decrease of 6% (unannualized) sequentially. The year-over-year increase was driven by net new business and higher average equity markets, partially offset by higher money market fee waivers. The sequential decrease primarily reflects lower period-end and average equity market values and higher money market fee waivers, partially offset by net new business.

Foreign exchange and other trading revenue
(in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Foreign exchange	$160	$206	$173	$184	$221
Fixed income	(7)	39	17	28	(21)
Credit derivatives (Used as economic hedges of loans)	(6)	(3)	(1)	(1)	1
Other	(1)	16	9	11	(7)
Total	$146	$258	$198	$222	$194

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BNY Mellon 3Q11 Quarterly Earnings Review

Foreign exchange and other trading revenue totaled $194 million compared with $146 million in the third quarter of 2010 and $222 million in the second quarter of 2011. In the third quarter of 2011, foreign exchange revenue totaled $221 million, an increase of 38% year-over-year and 20% (unannualized) sequentially. Both increases resulted from increased volatility. The year-over-year increase also reflects higher volumes, while sequentially, volumes were steady. Other trading revenue was a loss of $27 million in the third quarter of 2011 compared with a loss of $14 million in the third quarter of 2010 and revenue of $38 million in the second quarter of 2011. The decreases were driven by the $40 million net impact of wider credit spreads on the credit valuation adjustment (“CVA”), recorded in the third quarter of 2011.

•

Investment and other income totaled $89 million compared with $97 million in the prior year period and $145 million in the second quarter of 2011. The $56 million sequential decrease primarily resulted from lower gains related to loans held-for-sale retained from a previously divested bank subsidiary. The year-over-year and sequential decreases also reflect a mark-to-market loss on seed capital.

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BNY Mellon 3Q11 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						3Q11 vs.
(dollar amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10		2Q11
Net interest revenue (non-FTE)	$718	$720	$698	$731	$775	8%		6%
Net interest revenue (FTE)	723	724	702	737	782	8		6
Net interest margin (FTE)	1.67%	1.54%	1.49%	1.41%	1.30%	(37	) bps	(11	) bps
Selected average balances:
Cash/interbank investments	$74,803	$82,000	$82,524	$97,946	$126,392	69%		29%
Trading account securities	3,194	2,698	3,698	2,877	2,509	(21)		(13)
Securities	57,993	65,370	65,397	68,782	70,863	22		3
Loans	36,769	37,529	38,566	40,328	40,489	10		—

Interest-earning assets	172,759	187,597	190,185	209,933	240,253	39		14
Interest-bearing deposits	104,033	111,776	116,515	125,958	125,795	21		—
Noninterest-bearing deposits	33,198	39,625	38,616	43,038	73,389	121		71
Selected average yields/rates:
Cash/interbank investments	0.75%	0.87%	0.73%	0.73%	0.66%
Trading account securities	2.57	3.02	2.44	2.44	2.62
Securities	3.41	3.02	2.96	2.89	2.87
Loans	2.23	2.12	2.08	2.02	1.96
Interest-earning assets	1.99	1.90	1.80	1.70	1.55
Interest-bearing deposits	0.13	0.14	0.17	0.22	0.21
Average cash/interbank investments as a percentage of average interest-earning assets	43%	44%	43%	47%	53%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	19%	21%	20%	21%	31%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $775 million in 3Q11, an increase of $57 million compared with 3Q10 and $44 million sequentially. The increase in net interest revenue compared with both prior periods was primarily driven by the increase in client deposits, which were invested in short-term, low-yielding assets, and the increase in the securities portfolio. Average noninterest-bearing client deposits increased $30 billion, or 71%, compared with 2Q11.

•

The net interest margin (FTE) was 1.30% in 3Q11, compared with 1.67% in 3Q10 and 1.41% in 2Q11. The declines in the net interest margin (FTE) primarily reflect the increase in client deposits, which were invested in short-term, low-yielding assets, partially offset by the increase in the securities portfolio.

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BNY Mellon 3Q11 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						3Q11 vs.
(dollar amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Staff:
Compensation	$850	$871	$876	$903	$903	6%	—%
Incentives	289	348	325	328	328	13	—
Employee benefits	205	198	223	232	226	10	(3)
Total staff	1,344	1,417	1,424	1,463	1,457	8	—
Professional, legal and other purchased services	282	320	283	301	311	10	3
Software and equipment	187	207	206	203	193	3	(5)
Net occupancy	150	158	153	161	151	1	(6)
Distribution and servicing	94	104	111	109	100	6	(8)
Sub-custodian	60	70	68	88	80	33	(9)
Business development	63	88	56	73	57	(10)	(22)
Other	249	260	277	292	304	22	4
Subtotal	2,429	2,624	2,578	2,690	2,653	9	(1)
Amortization of intangible assets	111	115	108	108	106	(5)	(2)
Restructuring charges	15	21	(6)	(7)	(5)	N/M	N/M
M&I expenses	56	43	17	25	17	(70)	(32)
Total noninterest expense	$2,611	$2,803	$2,697	$2,816	$2,771	6%	(2)%
Total staff expense as a percentage of total revenue	39%	38%	39%	38%	39%

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and merger and integration (“M&I”) expenses) (Non-GAAP) increased 9% compared with the prior year period and decreased 1% (unannualized) sequentially.

-	The third quarter of 2011 included $80 million of litigation expense and a $22 million charge as a result of a change in executive management.
-	The year-over-year increase also reflects higher incentives and variable expenses in support of revenue growth, as well as higher legal costs, partially offset by state investment tax credits.
-	Additionally, the sequential decrease primarily resulted from lower benefits and business development expenses, and state investment tax credits.

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BNY Mellon 3Q11 Quarterly Earnings Review

CAPITAL

Tier 1 common capital generation
(dollars in millions)	3Q10		4Q10	1Q11	2Q11	3Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622		$679	$625	$735	$651
Add: Amortization of intangible assets, net of tax	70		72	68	68	67
Gross Tier 1 common capital generated	692		751	693	803	718
Less capital deployed:
Dividends	110		112	111	162	160
Common stock repurchases	—		—	32	272	462
Goodwill and intangible assets related to the GIS and BAS acquisitions	2,283		—	—	—	—
Total capital deployed	2,393		112	143	434	622
Add: Other	853	(a)	(64)	245	138	(60)
Net Tier 1 common capital generated	$(848)		$575	$795	$507	$36
(a)	Includes common stock issued during the third quarter of 2010.

Capital ratios	Sept. 30, 2010	June 30, 2011	Sept. 30, 2011 (a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)	N/A	6.6%	6.6%
Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c) (d)	10.7%	12.6	12.5
Tier 1 capital ratio (c)	12.2	14.1	14.0
Total (Tier 1 plus Tier 2) capital ratio (c)	15.8	16.7	16.1
Leverage capital ratio (c)	5.9	5.8	5.1
Common shareholders’ equity to total assets ratio (d)	12.7	11.1	10.5
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	5.3	6.0	5.9
(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	On a regulatory basis as determined under Basel I guidelines.
(d)	See the Supplemental information section beginning on page 18 for a calculation of these ratios.
N/A	– Not applicable.

We generated $718 million of Basel I Tier 1 common equity in the third quarter of 2011, primarily driven by earnings retention.

Our estimated Basel III Tier 1 common equity ratio was 6.6% at Sept. 30, 2011, unchanged from June 30, 2011. The ratio was impacted by increased share repurchases due in part to market conditions during the third quarter of 2011 and higher risk-weighted assets primarily driven by balance sheet growth.

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BNY Mellon 3Q11 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2011, the fair value of our investment securities portfolio totaled $76.5 billion. The unrealized pre-tax net gain on our total securities portfolio was $863 million at Sept. 30, 2011 compared with an unrealized pre-tax net gain of $770 million at June 30, 2011 and an unrealized pre-tax net gain of $629 million at Sept. 30, 2010. Total paydowns of sub-investment grade securities were approximately $300 million in the third quarter of 2011. The investment securities previously included in the former Grantor Trust were marked down to approximately 60% of face value in 2009. At Sept. 30, 2011, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $334 million.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	June 30, 2011		3Q11 change in Unrealized gain/ (loss)	Sept. 30, 2011			Fair value as a % of Amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$4,334		$(57)	$4,054	$3,657		89%	$(397)	70%	24%	6%	—%	—%
Non-agency RMBS	2,237		(79)	2,393	2,042		78	(351)	19	14	10	57	—
Other	312		(17)	267	288		46	21	4	1	20	21	54
Total Watch list (b)	6,883		(153)	6,714	5,987		82	(727)	50	19	8	20	3
Agency RMBS	19,282		116	21,076	21,707		103	631	100	—	—	—	—
U.S. Treasury securities	13,296		277	17,799	18,185		102	386	100	—	—	—	—
Sovereign debt/ sovereign guaranteed (d)	10,581		93	11,109	11,247		101	138	100	—	—	—	—
Non-agency RMBS (e)	4,010		(267)	3,274	3,608		67	334	1	1	2	96	—
Foreign covered bonds (f)	2,965		28	2,553	2,570		101	17	100	—	—	—	—
Commercial MBS	2,119		(32)	2,523	2,547		103	24	87	11	2	—	—
FDIC-insured debt	2,223		(9)	2,110	2,131		101	21	100	—	—	—	—
State and political subdivisions	1,251		17	2,041	2,027		99	(14)	72	20	5	—	3
CLO	1,139		(16)	1,117	1,096		98	(21)	91	9	—	—	—
U.S. Government agency debt	1,111		15	932	959		103	27	100	—	—	—	—
Credit cards	480		—	458	463		101	5	14	84	2	—	—
Other	3,262		24	3,891	3,933		101	42	53	33	5	—	9
Total investment securities	$68,602	(g)	$93	$75,597	$76,460	(g)	98%	$863	87%	5%	1%	6%	1%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(d)	Comprised of exposure to UK, Germany, France, Netherlands and Japan.
(e)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(f)	Primarily comprised of exposure to Germany and Canada.
(g)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $37 million at June 30, 2011 and net unrealized losses on derivatives hedging securities available-for-sale of $149 million at Sept. 30, 2011.

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BNY Mellon 3Q11 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	Sept. 30, 2010	June 30, 2011	Sept. 30, 2011
Loans:
Other residential mortgages	$238	$236	$228
Wealth management	66	31	32
Commercial real estate	39	28	28
Commercial	35	31	21
Foreign	7	13	13
Financial institutions	9	4	12
Total nonperforming loans	394	343	334
Other assets owned	7	8	10
Total nonperforming assets (a)	$401	$351	$344
Nonperforming assets ratio	1.06%	0.83%	0.76%
Allowance for loan losses/nonperforming loans	135.5	128.6	117.4
Total allowance for credit losses/nonperforming loans	154.3	156.0	149.1
(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $231 million at Sept. 30, 2010, $216 million at June 30, 2011 and $265 million at Sept. 30, 2011. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	3Q10	2Q11	3Q11
Allowance for credit losses – beginning of period	$645	$554	$535
Provision for credit losses	(22)	—	(22)
Net (charge-offs) recoveries:
Other residential mortgages	(11)	(9)	(14)
Commercial	(4)	(3)	(1)
Foreign	—	(6)	—
Commercial real estate	—	(1)	—
Total net (charge-offs) recoveries	(15)	(19)	(15)
Allowance for credit losses – end of period	$608	$535	$498
Allowance for loan losses	$534	$441	$392
Allowance for unfunded commitments	74	94	106

The provision for credit losses was a credit of $22 million in the third quarter of 2011 compared with a credit of $22 million in the third quarter of 2010 and no provision in the second quarter of 2011. The credit in the provision in the third quarter of 2011 primarily resulted from an improvement in the loan portfolio and a decline in criticized assets both year-over-year and sequentially. During the third quarter of 2011, the total allowance for credit losses decreased $37 million driven by the credit to the provision recorded in the third quarter of 2011 and $15 million of net charge-offs.

REVIEW OF BUSINESSES

In the first quarter of 2011, BNY Mellon realigned its internal reporting structure and business presentation to focus on its two principal businesses, Investment Management and Investment Services. Also in the first quarter of 2011, we revised the net interest revenue for our businesses to reflect a new approach which adjusts our transfer pricing methodology to better reflect the value of certain domestic deposits. All prior period business results were restated. There was no impact to the consolidated results.

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BNY Mellon 3Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT (provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments)

						3Q11 vs.
(dollar amounts in millions, unless otherwise noted)	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Revenue:
Investment management and performance fees:
Mutual funds	$270	$293	$283	$290	$263	(3)%	(9)%
Institutional clients	282	300	319	319	311	10	(3)
Wealth management	154	157	164	163	156	1	(4)
Performance fees	16	75	17	18	11	(31)	(39)
Total investment management and performance fees	722	825	783	790	741	3	(6)
Distribution and servicing	53	52	51	48	41	(23)	(15)
Other (a)	18	22	36	27	(22)	N/M	N/M
Total fee and other revenue (a)	793	899	870	865	760	(4)	(12)
Net interest revenue	50	50	53	47	51	2	9
Total revenue	843	949	923	912	811	(4)	(11)
Provision for credit losses	—	2	—	1	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	624	667	630	643	625	—	(3)
Income before taxes (ex. amortization of intangible assets)	219	280	293	268	186	(15)	(31)
Amortization of intangible assets	59	61	55	53	53	(10)	—
Income before taxes	$160	$219	$238	$215	$133	(17)%	(38)%

Pre-tax operating margin	19%	23%	26%	24%	17%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	29%	33%	36%	33%	26%
Metrics:
Changes in market value of assets under management (in billions):
Beginning balance	$1,047	$1,141	$1,172	$1,229	$1,274
Net inflows (outflows):
Long-term	11	9	31	32	4
Money market	18	6	(5)	(1)	(15)
Total net inflows (outflows)	29	15	26	31	(11)
Net market/currency impact	65	16	31	14	(65)
Ending balance (d)	$1,141	$1,172	$1,229	$1,274	$1,198 (c)	5%	(6)%

Composition of assets under management at period end (d):
Equity	31%	32%	34%	34%	30%
Money market	29	29	27	26	27
Fixed income	30	29	30	31	35
Alternative investments and overlay	10	10	9	9	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$6,520	$6,668	$6,825	$6,884	$6,958	7%	1%
Average deposits	$8,455	$9,140	$9,272	$8,996	$10,392	23%	16%
(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See Supplemental information beginning on page 18. Additionally, other revenue includes asset servicing, clearing services and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $94 million, $104 million, $110 million, $108 million and $99 million, respectively.
(c)	Preliminary.
(d)	Excludes securities lending cash management assets.

N/M – Not meaningful.

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BNY Mellon 3Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Investment Management results reflect the impact of net new business in the investment management boutiques and the wealth management business, changes in equity values and the adverse impact of the low interest rate environment.

•

Assets under management were $1.2 trillion at Sept. 30, 2011, an increase of 5% year-over-year and a decrease of 6% sequentially. The year-over-year increase resulted from net new business. On a sequential basis, long-term inflows were more than offset by lower equity markets and short-term outflows.

-	Net long-term inflows were $4 billion and short-term outflows were $15 billion in 3Q11. Long-term inflows benefited from fixed income and equity indexed products.

•

Investment management and performance fees increased 3% year-over-year and decreased 6% (unannualized) sequentially. The year-over-year increase was driven by net new business and higher average equity markets, partially offset by higher money market fee waivers. The sequential decrease primarily resulted from lower period-end and average equity market values and higher money market fee waivers, partially offset by net new business.

•

Other revenue was a loss of $22 million in 3Q11 compared with revenue of $18 million in 3Q10 and $27 million in 2Q11. The decreases compared with both prior periods were primarily driven by mark-to-market seed capital losses.

•

Net interest revenue increased 2% year-over-year and 9% (unannualized) sequentially. Both increases primarily resulted from higher average deposits and loans, partially offset by the impact of low interest rates.

-	Average loans increased 7% year-over-year and 1% sequentially; average deposits increased 23% year-over-year and 16% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) was flat year-over-year and decreased 3% (unannualized) sequentially. The sequential decrease primarily resulted from lower incentive and distribution and servicing expenses.

•	42% non-U.S. revenue in 3Q11 vs. 38% in 3Q10.

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BNY Mellon 3Q11 Quarterly Earnings Review

INVESTMENT SERVICES (provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and shareowner services, as well as clearing services and global payment/working capital solutions to global financial institutions)

						3Q11 vs.
(dollar amounts in millions, unless otherwise noted)	3Q10	4Q10	1Q11	2Q11	3Q11	3Q10	2Q11
Revenue:
Investment services fees:
Asset servicing	$845	$888	$897	$950	$900	7%	(5)%
Issuer services	364	409	351	365	442	21	21
Clearing services	250	276	290	290	294	18	1
Treasury services	131	128	127	127	126	(4)	(1)
Total investment services fees	1,590	1,701	1,665	1,732	1,762	11	2
Foreign exchange and other trading revenue	185	227	208	202	235	27	16
Other (a)	90	82	77	84	72	(20)	(14)
Total fee and other revenue (a)	1,865	2,010	1,950	2,018	2,069	11	3
Net interest revenue	589	598	639	668	679	15	2
Total revenue	2,454	2,608	2,589	2,686	2,748	12	2
Noninterest expense (ex. amortization of intangible assets)	1,631	1,760	1,763	1,837	1,901	17	3
Income before taxes (ex. amortization of intangible assets)	823	848	826	849	847	3	—
Amortization of intangible assets	52	53	53	54	52	—	(4)
Income before taxes	$771	$795	$773	$795	$795	3%	—%

Pre-tax operating margin	31%	30%	30%	30%	29%
Pre-tax operating margin (ex. amortization of intangible assets)	34%	33%	32%	32%	31%

Investment services fees as a percentage of noninterest expense (b)	99%	96%	96%	96%	97%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$24.4	$25.0	$25.5	$26.3	$25.9	6%	(2)%

Market value of securities on loan at period-end (in billions) (c)	$279	$278	$278	$273	$250	(10)%	(8)%

Securities lending revenue	$26	$27	$27	$52	$32	23%	(38)%

Average loans	$17,941	$19,053	$20,554	$22,891	$22,879	28%	—%
Average deposits	$124,972	$137,964	$141,115	$154,771	$184,181	47%	19%

Asset servicing:
New business wins (in billions)	$480	$350	$496	$196	$96

Corporate Trust:
Total debt serviced (in trillions)	$12.0	$12.0	$11.9	$11.8	$11.9	(1)%	1%
Number of deals administered	135,613	138,067	133,416	133,262	134,843	(1)%	1%

Depositary Receipts:
Number of sponsored programs	1,346	1,359	1,367	1,386	1,384	3%	—%

Clearing services:
DARTS volume (in thousands)	161.4	185.5	207.2	196.5	207.7	29%	6%
Average active clearing accounts (in thousands)	4,929	4,967	5,289	5,486	5,503	12%	—%
Average long-term mutual fund assets (U.S. platform)	$243,573	$264,076	$287,682	$306,193	$287,573	18%	(6)%
Average margin loans	$6,261	$6,281	$6,978	$7,506	$7,351	17%	(2)%

Broker-Dealer:
Average collateral management balances (in billions)	$1,632	$1,794	$1,806	$1,845	$1,872	15%	1%

Treasury services:
Global payments transaction volume (in thousands)	10,847	11,042	10,587	10,762	10,913	1%	1%
(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 3Q11 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•

Investment Services results reflect seasonally higher Depositary Receipts revenue, net new business, changes in equity and fixed income market values, higher foreign exchange fee revenue and the adverse impact of the low interest rate environment.

•	Investment services fees totaled $1.8 billion, an increase of 11% year-over-year and 2% (unannualized) sequentially.

-	Asset servicing revenue (global custody, broker-dealer services and alternative investment services) was $900 million in 3Q11 compared with $950 million in 2Q11 and $845 million in 3Q10. The year-over-year increase was primarily driven by net new business. The sequential decrease reflects seasonally lower securities lending revenue and the impact of lower equity market values, partially offset by net new business.

-	Issuer services revenue (Corporate Trust, Depositary Receipts and Shareowner Services) was $442 million in 3Q11 compared with $365 million in 2Q11and $364 million in 3Q10. The year-over-year and sequential increases primarily resulted from seasonally higher Depositary Receipts revenue, which had traditionally been generated in the fourth quarter. Both increases also reflect net new business, partially offset by lower revenue in our Shareowner Services and Corporate Trust businesses.

-	Clearing services revenue (Pershing) was $294 million in 3Q11 compared with $290 million in 2Q11 and $250 million in 3Q10. The year-over-year increase reflects net new business, growth in mutual fund assets and positions and a 29% increase in daily average revenue trades (“DARTS”), partially offset by higher money market fee waivers. Sequentially, higher cash management fund balances and a 6% increase in DARTS was partially offset by higher money market fee waivers.

•

Foreign exchange and other trading revenue increased 27% year-over-year and 16% (unannualized) sequentially. Both increases resulted from increased volatility. The year-over-year increase also reflects higher volumes, while sequentially, volumes were steady.

•

Net interest revenue was $679 million in 3Q11 compared with $668 million in 2Q11 and $589 million in 3Q10. Both increases reflect higher average customer deposits, partially offset by the impact of low interest rates. The year-over-year increase also reflects higher loan levels.

•

Noninterest expense (excluding amortization of intangible assets) increased 17% year-over-year and 3% (unannualized) sequentially. Both increases primarily reflect higher litigation expense. The year-over-year increase also reflects the impact of business growth, higher volume-driven expenses and the annual employee merit increase in 2Q11.

•	39% non-U.S. revenue in 3Q11 vs. 36% in 3Q10.

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BNY Mellon 3Q11 Quarterly Earnings Review

OTHER SEGMENT (primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Revenue:
Fee and other revenue	$59	$108	$84	$215	$77
Net interest revenue	79	72	6	16	45
Total revenue	138	180	90	231	122
Provision for credit losses	(22)	(24)	—	(1)	(22)
Noninterest expense (ex. amortization of intangible assets, restructuring charges and M&I expenses)	174	197	185	210	127
Income (loss) before taxes (ex. amortization of intangible assets, restructuring charges and M&I expenses)	(14)	7	(95)	22	17
Amortization of intangible assets	—	1	—	1	1
Restructuring charges	15	21	(6)	(7)	(5)
M&I expenses	56	43	17	25	17
Income (loss) before taxes	$(85)	$(58)	$(106)	$3	$4
Average loans and leases	$12,308	$11,808	$11,187	$10,553	$10,652
Average deposits	$3,804	$4,297	$4,744	$5,229	$4,611

KEY POINTS

•

Total fee and other revenue increased $18 million compared to 3Q10 and decreased $138 million compared to 2Q11. The year-over-year increase reflects gains related to loans held-for-sale from a previously divested bank subsidiary and leasing gains, partially offset by the impact of wider credit spreads on the credit valuation adjustment (“CVA”), recorded in the third quarter of 2011. The sequential decrease reflects lower gains related to loans held-for-sale from a previously divested bank subsidiary, lower securities gains and the CVA adjustment.

•

The year-over-year decline in net interest revenue reflects a reduction in the net interest margin resulting from the continued impact of the low interest rate environment as well as lower average loan and lease balances resulting from our credit strategy to reduce targeted risk exposure. The sequential increase in net interest revenue reflects the increase in the securities portfolio.

•

Noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) decreased $47 million compared to 3Q10 and $83 million sequentially. The year-over-year and sequential decreases include the impact of state investment tax credits. The sequential decrease also reflects lower litigation, software and business development expenses.

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BNY Mellon 3Q11 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be eliminated as Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon, which will be eliminated as Tier 1 regulatory capital beginning in 2013. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III tier 1 common equity ratio permits investors the ability to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses); and expense measures which exclude restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

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BNY Mellon 3Q11 Quarterly Earnings Review

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	3Q10		2Q11		3Q11
(in millions, except per common share amounts)	Net income	EPS (a)	Net income	EPS (a)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$622	$0.51	$735	$0.59	$651	$0.53
Loss from discontinued operations	(3)	—	—	—	—	—
Continuing operations – GAAP	625	0.51	735	0.59	651	0.53
Add: Restructuring charges	8	0.01	N/A	N/A	N/A	N/A
M&I expenses	37	0.03	N/A	N/A	N/A	N/A
Net income from continuing operations applicable to common shareholders excluding restructuring charges and M&I expenses – Non-GAAP	670	0.55	735	0.59	651	0.53
Add: Amortization of intangible assets	70	0.06	68	0.05	67	0.05
Net income from continuing operations applicable to common shareholders excluding restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$740	$0.61	$803	$0.64	$718	$0.58
(a)	Diluted earnings per share are determined based on the net income reported on the income statement less earnings allocated to participating securities of $5 million in the third quarter of 2010, $8 million in the second quarter of 2011, $7 million in the third quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $—million in the third quarter of 2010, $—million in the second quarter of 2011 and $4 million in the third quarter of 2011.

N/A – Not applicable.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Income from continuing operations before income taxes – GAAP	$834	$970	$949	$1,034	$945
Less: Net securities gains (losses)	6	1	5	48	(2)
Noncontrolling interests of consolidated investment management funds	(12)	14	44	21	13
Add: Amortization of intangible assets	111	115	108	108	106
Restructuring charges	15	21	(6)	(7)	(5)
M&I expenses	56	43	17	25	17
Income from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP	$1,022	$1,134	$1,019	$1,091	$1,052
Fee and other revenue – GAAP	$2,668	$2,972	$2,838	$3,056	$2,887
Income of consolidated investment management funds – GAAP	37	59	110	63	32
Net interest revenue – GAAP	718	720	698	731	775
Total revenue – GAAP	3,423	3,751	3,646	3,850	3,694
Less: Net securities gains (losses)	6	1	5	48	(2)
Noncontrolling interests of consolidated investment management funds	(12)	14	44	21	13
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,429	$3,736	$3,597	$3,781	$3,683
Pre-tax operating margin (a)	24%	26%	26%	27%	26%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP (a)	30%	30%	28%	29%	29%
(a)	Income before taxes divided by total revenue.

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BNY Mellon 3Q11 Quarterly Earnings Review

Return on common equity and tangible common equity (dollars in millions)	3Q10 (a)	4Q10 (a)	1Q11	2Q11	3Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622	$679	$625	$735	$651
Less: Loss from discontinued operations, net of tax	(3)	(11)	—	—	—
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	625	690	625	735	651
Add: Amortization of intangible assets, net of tax	70	72	68	68	67
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$695	$762	$693	$803	$718

Average common shareholders’ equity	$31,868	$32,379	$32,827	$33,464	$34,008
Less: Average goodwill	17,798	18,073	18,121	18,193	18,156
Average intangible assets	5,956	5,761	5,664	5,547	5,453
Add: Deferred tax liability – tax deductible goodwill	763	816	862	895	915
Deferred tax liability – non-tax deductible intangible assets	1,634	1,625	1,658	1,630	1,604
Average tangible common shareholders’ equity – Non-GAAP	$10,511	$10,986	$11,562	$12,249	$12,918

Return on common equity– GAAP (b)	7.8%	8.5%	7.7%	8.8%	7.6%

Return on tangible common equity – Non-GAAP (b)	26.3%	27.5%	24.3%	26.3%	22.1%
(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2010	June 30, 2011	Sept. 30, 2011
Common shareholders’ equity at period end – GAAP	$32,153	$33,851	$33,695
Less: Goodwill	18,073	18,191	18,045
Intangible assets	5,818	5,514	5,380
Add: Deferred tax liability – tax deductible goodwill	763	895	915
Deferred tax liability – non-tax deductible intangible assets	1,634	1,630	1,604
Tangible common shareholders’ equity at period end – Non-GAAP	$10,659	$12,671	$12,789

Total assets at period end – GAAP	$254,157	$304,706	$322,187
Less: Assets of consolidated investment management funds	14,605	13,533	12,063
Subtotal assets of operations – Non-GAAP	239,552	291,173	310,124
Less: Goodwill	18,073	18,191	18,045
Intangible assets	5,818	5,514	5,380
Cash on deposit with the Federal Reserve and other central banks (a)	15,750	56,478	68,293
Tangible assets of operations at period end – Non-GAAP	$199,911	$210,990	$218,406

Common shareholders’ equity to total assets – GAAP	12.7%	11.1%	10.5%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.3%	6.0%	5.9%

Period end common shares outstanding (in thousands)	1,240,454	1,232,691	1,212,632

Book value per common share	$25.92	$27.46	$27.79
Tangible book value per common share – Non-GAAP	$8.59	$10.28	$10.55
(a)	Assigned a zero percent risk weighting by the regulators.

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BNY Mellon 3Q11 Quarterly Earnings Review

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30, 2010	June 30, 2011	Sept. 30, 2011 (b)
Total Tier 1 capital	$13,026	$14,892	$14,919
Less: Trust preferred securities	1,680	1,669	1,660
Total Tier 1 common equity	$11,346	$13,223	$13,259

Total risk-weighted assets	$106,362	$105,316	$106,381

Tier 1 common equity to risk-weighted assets ratio	10.7%	12.6%	12.5%
(a)	Determined under Basel I regulatory guidelines. The period ended Sept. 30, 2010 includes discontinued operations.
(b)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	June 30, 2011	Sept. 30, 2011
Estimated Basel III Tier 1 common equity	$11,789	$11,988
Estimated Basel III risk-weighted assets	$178,182	$181,989

Estimated Basel III Tier 1 common equity ratio	6.6%	6.6%
(a)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our business changes.

The following table presents investment management fee revenue excluding performance fees.

Investment management and performance fee revenue				3Q11 vs.
(dollars in millions)	3Q10	2Q11	3Q11	3Q10	2Q11
Investment management and performance fee revenue	$696	$779	$729	5%	(6)%
Less: Performance fees	16	18	11
Investment management fee revenue excluding performance fees	$680	$761	$718	6%	(6)%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	3Q10	2Q11	3Q11
Operations of consolidated investment management funds	$37	$63	$32
Less: Noncontrolling interests of consolidated investment management funds	(12)	21	13
Income from consolidated investment management funds, net of noncontrolling interests	$49	$42	$19

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Investment management and performance fees	$36	$35	$31	$29	$27
Other (Investment income)	13	10	35	13	(8)
Income from consolidated investment management funds, net of noncontrolling interests	$49	$45	$66	$42	$19

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BNY Mellon 3Q11 Quarterly Earnings Review

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Oct. 19, 2011, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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